Exhibit 99.2

The unaudited pro forma consolidated financial statements of Ipsidiy Inc. (f/k/a ID Global Solutions Inc.) and Multipay S.A. reflect pro forma adjustments for certain transactions as if such transactions had occurred as of December 31, 2014 for purposes of the unaudited pro forma consolidated condensed balance sheet and the consolidated statements of operations.

Ipsidy Inc., Formerly Known As ID Global Solutions Corporation

Index to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2014

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Ipsidy Inc., Formerly Known As ID Global Solutions Corporation

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

Multipay S.A.

On April 6, 2015 (the "Closing Date"), the Company and all of the shareholders (the "Multipay Shareholders") of Multipay S.A., a Colombian corporation ("Multipay"), closed (the "Closing") on the Share Purchase Agreement entered into between the parties on March 6, 2015. As a result of the Closing, the Company acquired 100% of the issued and outstanding shares of Multipay (the "Multipay Shares") from the Multipay Shareholders on a fully diluted basis. In consideration for the Multipay Shares, the Company agreed to issue to the Multipay Shareholders up to an aggregate of 7,600,000 shares of common stock of the Company. Under the terms of the initial agreement, within ten days of the Closing Date, the Company was required to issue 7,000,000 shares of common stock. Upon the Multipay Shareholders paying certain liabilities in the approximate amount of $370,000, the Company was required to deliver the balance of 600,000 shares of common stock to the Multipay Shareholders. In the event the Multipay Shareholders do not pay the entire amount of the certain liabilities by the 12-month anniversary of the Closing Date, the Company will not be required to deliver the remaining shares of common stock. On May 7, 2015, the Company and Multipay executed an amendment to the Share Purchase Agreement to 1) amend the number of shares to be issued within ten days of the Closing Date from 7,000,000 shares to 6,101,517 shares; and 2) to amend the balance of shares to be delivered from 600,000 shares to 1,498,483 shares, upon the payment of certain liabilities by the Multipay Shareholders. The payment of these shares has been extended by six months to November 7, 2016. The 6,101,517 shares were issued on May 18, 2015. The Company has recorded a contingent liability of approximately $370,000 because of the contingency of the shares to be issued and debt to be released upon the payment of certain liabilities by the Multipay Shareholders.

In accordance with ASC 805, “Business Combinations,” the Company accounted for the acquisition of Multipay as a business combination using the acquisition method of accounting. The purchase price was allocated to specific identifiable tangible and intangible assets at their respective fair values at the date of the acquisition.

The following table summarizes the total fair value of consideration transferred as well as the fair values of the assets acquired and liabilities assumed.

Common stock consideration	$860,491
Liabilities assumed	909,721
Total purchase consideration	1,770,212
Current assets	(295,654)
Property and equipment	(20,000)
Customer relationships	(14,087)
Intellectual property	(1,273,781)
Goodwill	$166,689

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined company, which are further described above. Goodwill recognized as a result of the acquisition is not deductible for tax purposes. See Notes 1 and 3 for additional information about goodwill and other intangible assets. The recognized goodwill related to MultiPay is directly attributable to its payment gateway platform.

As noted above, control was obtained on April 6, 2015, pursuant to the Share Purchase Agreement at which time the management of IDGS took over the operations of MultiPay. Control was achieved with IDGS personnel in Colombia and a restructuring of the reporting hierarchy to IDGS management.

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The following unaudited pro forma condensed consolidated statement of operations

The information presented in the unaudited proforma combined financial statements does not purport to represent what our financial positions or results of operations would have been had the Share Purchase Agreement been consummated nor is it indicative of our future financial positon or results of operations for any period. You should rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange Agreement.

Ipsidy Inc.

Formerly know as ID Global Solutions Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Ipsidy Inc. December 31,	Multipay SAS	subtotal	Pro Forma Adjustments		Proforma
	2014	2014	2014	Dr.	Cr.	Balances

Revenues:
Revenues, net	$735,364	$732,137	$1,467,501	-	-	$2,935,002

Cost of Sales		445,779	445,779	-	-	891,558

Gross profit (loss)	735,364	286,358	1,021,722	-	-	2,043,444

Operating Expenses:
General and administrative	9,003,143	477,465	9,480,608	-	-	9,480,608
Research and development	480,789	-	480,789	-	-	480,789
Depreciation and amortization	147,052	-	147,052	130,787	-	277,839
Total operating expenses	9,630,984	477,465	10,108,449	130,787	-	10,239,236

Loss from operations	(8,895,620)	(191,107)	(9,086,727)	130,787	-	(18,042,667)

Other Income (Expense):
Gain (loss) on derivative liabilities	(26,647,021)	-	(26,647,021)	-		(26,647,021)
Interest income (expense) - net	(1,136,528)	(142,594)	(1,279,122)	-	142,594	(1,136,528)
Other income (expense) -net		(8,620)	(8,620)	-	-	(8,620)
Other income (expense), net	(27,783,549)	(151,214)	(27,934,763)		142,594	(27,792,169)

Loss before income taxes	(36,679,169)	(342,321)	(37,021,490)	130,787	142,594	(37,009,683)

Income Taxes	-	-	-

Net loss	$(36,679,169)	$(342,321)	$(37,021,490)	$130,787	$142,594	$(37,009,683)

Net Loss Per Share - Basic and diluted	$(0.21)	$-	$-	N/A	N/A	$(0.20)

Weighted Average Shares Outstanding - Basic and diluted	175,696,214	N/A	N/A	6,101,517		181,797,731

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Ipsidy Inc.

Formerly known as ID Global Solutions Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

	Ipsidy Inc.
	December 31,	Multipay SAS		Pro Forma Adjustments		Proforma
	2014	2014	sub-total	Dr.	Cr.	Balances

ASSETS
Current Assets:
Cash	$159,296	$2,871	$162,167	987		$163,154
Accounts receivable, net	-	205,863	205,863	60,673	205,863	60,673
Inventory				62,861		62,861
Total current assets	159,296	208,734	368,030	124,521	205,863	286,688

Property and Equipment, net	21,582	22,041	43,623	20,000	22,041	41,582
Other Assets	174,387		174,387	171,133		345,520
Intangible Assets, net	421,774	572,944	994,718	1,287,868	572,944	1,709,642
Goodwill	-		-	166,689		166,689
Total assets	$777,039	$803,719	$1,580,758	1,770,211	$800,848	$2,550,121

LIABILITIES AND STOCKHOLDERS DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$150,228	$206,244	$356,472	206,244	454,181	$604,409
Financial obligations	-	496,715	496,715	496,715		$-
Taxes and encumbrances	-	68,019	68,019	68,019	65,137	$65,137
Contingent purchase consideration (Note 10)	-	-	-	-	370,125	$370,125
Note payable related party	48,417	-	48,417	-	-	$48,417
Related party payables	60,200	334,136	394,336	334,136	-	$60,200
Other liabilities	-	13,512	13,512	13,512	22,538	$22,538
Total current liabilities	258,845	1,118,626	1,377,471	1,118,626	911,981	1,170,826

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized; 214,196,550 and 187,854,139 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	16,354	1,385,728	1,402,082	1,385,728	610	16,964
Additional paid in capital	2,897,261	-	2,897,261	-	860,491	3,757,752
Accumulated deficit	(2,395,421)	(1,706,048)	(4,101,469)	-	1,706,048	(2,395,421)
Reserves	-	5,413	5,413	5,413	-	-
Total stockholders' equity	518,194	(314,907)	203,287	1,391,141	2,567,149	1,379,295
Total liabilities and stockholders' equity	$777,039	$803,719	$1,580,758	$2,509,767	$3,479,130	$2,550,121

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Ipsidy Inc., Formerly Known As ID Global Solutions Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1)	Basis of Presentation.

The unaudited proforma condensed combined financial statements have been prepared in order to present combined financial position and results of operations of Ipsidy Inc.(formerly known as ID Solutions Corporation) and the Multipay acquisition had occurred as of December 31, 2014.

The financial statements of Multipay S.A.S. is as of its reporting period which ended on December 31. These financial statements have been prepared in accordance with Generally Accepted Accounting Principles. The audit report of Multipay S.A.S is intended to meet the requirement of a non-issuer entity who financial statements are filed to satisfy S-X 3-05 or 3-14 and are not required to be audited or have an auditor’s report of a firm registered with the PCOAB.

2) The consummation of the Share Purchase Agreement is deemed to be an acquisition. Ipsidy Inc. is considered to be the acquirer. The financial statements of the combined entities is intended to provide a fair representation of the combined entities financial statements in substance would been had the acquisition prior to the December 2014 Form 10K filing. We have included the fair value of assets related to the Multipay acquisition. As the valuation was completed as of the acquisition date, the amounts could vary from the actual entries ultimately recorded on the books.

3)	The following adjustment have been recorded to reflect the acquisition:

Balance Sheet:

a.	Amounts were recorded for the fair valuation of intellectual property, non-compete agreement, fixed assets and goodwill per the third party independent valuation report.

b.	Elimination of note payable and notes payable related party.

c.	Elimination of retained earnings of acquired entities.

d.	Recording of the issuance of common stock for the acquisition cost.

Statement of Operations:

a.	Reversal of interest expense on the financial obligations eliminated.

b.	Recording of depreciation and amortization expense for the assets recorded as noted above.

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